<EX-23.a>
EXHIBIT 23(a)













                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of The Scotts Company and Subsidiaries on Form S-3 of our report dated November 19, 1993 and December 16, 1993, appear-ing in the annual report on Form 10-K, on our audits of the con-solidated financial statements and financial statements schedules of The Scotts Company and Subsidiaries as of September 30, 1993 and 1992, and for each of the three years in the period ended September 30, 1993. We also consent to the reference to our Firm under the caption "Experts."



COOPERS & LYBRAND





Columbus, Ohio
May 31, 1994

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                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of The Scotts Company and Subsidiaries on Form S-3 of our report dated February 11, 1994, appearing in the Form 8-K/A, on our audit of the consolidated financial statements of Grace-Sierra Horticultural Products Company and it Subsidiaries as of December 16, 1993. We also consent to the reference to our Firm under the caption "Experts."



COOPERS & LYBRAND





Columbus, Ohio
May 31, 1994